Exhibit 10.1

SHARE REPURCHASE AGREEMENT
dated as of
February 12, 2026
between
COREBRIDGE FINANCIAL, INC.
and
AMERICAN INTERNATIONAL GROUP, INC.

Table of Contents
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SHARE REPURCHASE AGREEMENT
This Share Repurchase Agreement, dated as of February 12, 2026 (this “Agreement”), is made between Corebridge Financial, Inc., a Delaware corporation (the “Company”), and American International Group, Inc., a Delaware corporation (“Stockholder”).
WHEREAS, on February 10, 2026, Nippon Life Insurance Company (“Nippon”) agreed to irrevocably waive the transfer restriction in the Stock Purchase Agreement, dated May 16, 2024, by and among Stockholder, Nippon and the Company, pursuant to which Stockholder was restricted from transferring shares of common stock of the Company, par value $0.01 (the “Common Stock”), in any transaction that would result in Stockholder owning less than 9.9% of the Company’s issued and outstanding shares of Common Stock prior to December 9, 2026, with such waiver applying to all of Stockholder’s remaining shares of Common Stock.
WHEREAS, Stockholder wishes to sell to the Company, and the Company wishes to purchase from Stockholder, shares of Common Stock, on the terms and subject to the conditions set forth in this Agreement (the “Repurchase Transaction”).
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Article 1
SALE AND REPURCHASE
1.1Repurchase.
(a)On the terms and subject to the conditions set forth in this Agreement, at the closing of the Repurchase Transaction (the “Closing”),
(i)Stockholder shall sell and transfer to the Company, and the Company shall purchase from Stockholder, at a purchase price per share equal to the Purchase Price, such number of shares of Common Stock (rounded up to the nearest share) equal to the quotient of (x) $750,000,000 divided by (y) the Purchase Price (the “Stockholder Repurchased Shares”). For the purposes of this Agreement, the “Purchase Price” shall be equal to the last per share closing price of the Common Stock on the New York Stock Exchange immediately prior to the execution of this Agreement.
1.2Closing. The Closing shall be held at the offices of Debevoise & Plimpton LLP, 66 Hudson Boulevard, New York, NY 10001 or at such other place as Stockholder and the Company may agree, on the second business day following satisfaction or waiver of the conditions set forth in Section 1.3 below or such other business day as Stockholder and the Company may agree (the date on which the Closing actually occurs is referred to herein as the “Closing Date”). At the Closing:
(a)Stockholder shall deliver or cause to be delivered to the Company all right, title and interest in and to the Stockholder Repurchased Shares free and clear of all liens, claims, security interests and other encumbrances, together with all documentation reasonably necessary to transfer to the Company such right, title and interest.
(b)The Company shall pay to Stockholder the aggregate consideration for the Stockholder Repurchased Shares in immediately available funds by wire transfer to an account in accordance with the instructions provided by Stockholder to the Company, which instructions shall be provided no later than two business days prior to the Closing Date.
(c)Stockholder agrees to pay all stamp, stock transfer and similar duties, if any, in connection with the Repurchase Transaction.
1.3Closing Conditions.
(a)The obligation of the Company to purchase and pay for the Stockholder Repurchased Shares on the Closing Date is subject to the satisfaction or waiver of the condition that each representation and warranty made by Stockholder in Article 2 hereof shall be true and correct in all material respects on and as of the Closing Date as though made as of the Closing Date.
(b)The obligation of Stockholder to sell the Stockholder Repurchased Shares on the Closing Date is subject to the satisfaction or waiver of the condition that each representation and warranty made by the Company in Article 3 below shall be true and correct in all material respects on and as of the Closing Date as though made as of the Closing Date.

Article 2
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER
Stockholder hereby makes the following representations and warranties to the Company:
2.1Existence . Stockholder has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.
2.2Authorization; Power and Authority . Stockholder has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement has been duly authorized, executed and delivered by Stockholder.
2.3No Conflicts. The sale of the Stockholder Repurchased Shares by Stockholder and the compliance by Stockholder with its obligations under this Agreement and the consummation by Stockholder of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any instrument, agreement or order to which Stockholder is a party or by which Stockholder is bound, except, in the case of this subsection (A) for such conflicts, defaults, breaches or violations that would not, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of Stockholder to perform its obligations under this Agreement, (B) result in a violation of the certificate of incorporation or by-laws of Stockholder or (C) result in a violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over Stockholder or any of its properties, except, in the case of this subsection (C), for such violations that would not, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of Stockholder to perform its obligations under this Agreement.
2.4Title. Stockholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of the Stockholder Repurchased Shares, free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Stockholder Repurchased Shares or a security entitlement in respect of the Stockholder Repurchased Shares.

Article 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby makes the following representations and warranties to Stockholder:
3.1Existence; Power and Authority. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.
3.2Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement has been duly authorized, executed and delivered by the Company.
3.3No Conflicts. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the consummation by the Company of any other of the transactions contemplated hereby, or the fulfillment by the Company of such terms will not result in a breach of any of the terms or provisions of, or constitute a default under, any instrument, agreement or order to which the Company is a party or by which the Company is bound or infringe any law, regulation, order, rule, decree or statute applicable to the Company and are not contrary to the provisions of the constitutional documents of the Company, except, in each case, for such breaches, defaults, infringements and conflicts that would not reasonably be expected to have a material adverse effect on the business, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries considered as an entirety.
3.4Solvency. Immediately after giving effect to the Repurchase Transaction (A) the actual, current value of the assets of the Company will exceed the total amount of the Company’s total liabilities by an amount greater than the Company’s capital as defined in the Delaware General Corporation Law; (B) the Company will be able to pay its liabilities as they become absolute and mature; (C) the Company will not have an unreasonably small amount of capital for the business in which it is engaged or intends to engage; and (D) the Company will be able to continue as a going concern.

Article 4
MISCELLANEOUS
4.1Termination. This Agreement may be terminated prior to the Closing by mutual written consent of the parties hereto.
4.2Further Assurances. Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such agreements, instruments and other documents, and take such other actions consistent with the terms of this Agreement, as the other party may reasonably require from time to time in order to carry out the purposes of this Agreement.
4.3Expenses. Each party agrees to pay its own costs and expenses associated with this Agreement and the Repurchase Transaction.
4.4Survival. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby.
4.5Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only by written agreement executed by the parties hereto.
4.6Assignment; Binding Agreement. This Agreement and the rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto, and no party may assign any of its rights or delegate any of its obligations hereunder without the express written consent of the other parties.
4.7No Third Party Beneficiaries. Nothing in this Agreement shall convey any rights upon any person or entity which is not a party or a successor or permitted assignee of a party to this Agreement.
4.8Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties with respect to the subject matter of this Agreement, and supersedes all prior representations, agreements and understandings, written or oral, with respect to the subject matter hereof.
4.9Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law. To the extent that any such provision is so held to be invalid, illegal or unenforceable, the parties shall in good faith use commercially reasonable efforts to find and effect an alternative means to achieve the same or substantially the same result as that contemplated by such provision.
4.10Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original (including signatures delivered via facsimile or electronic mail) with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto may deliver this Agreement by facsimile or by electronic mail and each party shall be permitted to rely on the signatures so transmitted to the same extent and effect as if they were original signatures.

4.11Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD APPLY THE LAW OF ANOTHER JURISDICTION.
4.12Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated thereby; provided that such consent to jurisdiction is solely for the purpose referred to in this Section 4.12 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of Delaware other than for such purpose. Each of the parties hereby agrees not to commence any such action, suit or proceeding other than before one of the above-named courts. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
4.13Notices.
(a)Unless otherwise provided in this Agreement, all notices and other communications provided for hereunder shall be dated and in writing and shall be deemed to have been given (i) when delivered, if delivered personally, sent by confirmed telecopy or sent by registered or certified mail, return receipt requested, postage prepaid, provided that such delivery is completed during normal business hours of the recipient, failing which such notice shall be deemed to have been given on the next business day, (ii) on the next business day if sent by overnight courier and delivered on such business day within ordinary business hours and, if not, the next business day following delivery; and (iii) when received, if received during normal business hours and, if not, the next business day after receipt, if delivered by means other than those specified above. Such notices shall be delivered to the address set forth below, or to such other address as a party shall have furnished to the other party in accordance with this Section.
To Stockholder:

    American International Group, Inc.
    1271 Avenue of the Americas
    New York, New York 10020-1304
    Attention: Corporate Secretary
    Telephone: 212-770-7000
    E-mail: AIGCorporateSecretary@aig.com

    To the Company:

    Corebridge Financial, Inc.
30 Hudson Street, 17th Floor,
Jersey City, NJ 07302
    Attention: Executive Vice President and General Counsel
Telephone: 877-375-2422
E-mail: polly.klane@corebridgefinancial.com
4.14Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
[Signature Page Follows]

In witness whereof, the parties have caused this Share Repurchase Agreement to be executed and delivered as of the date first above written.

COREBRIDGE FINANCIAL, INC.

By:	/s/ Elias Habayeb
Name:	Elias Habayeb
Title:	Executive Vice President and Chief Financial Officer

AMERICAN INTERNATIONAL GROUP, INC.

By:	/s/ Keith Walsh
Name:	Keith Walsh
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Share Repurchase Agreement]